Exhibit 16.1

10 Almaden Boulevard, Suite 1000, San Jose, CA 95113 Phone 408-961-6300 | Fax 408-961-6324 | bpm@bpmcpa.com

December 13, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by BigBear.ai Holdings, Inc. (formally known as GigCapital4, Inc.) included under Item 4.01 of its Form 8-K dated December 13, 2021. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Sincerely,

/s/ BPM LLP

San Jose, California

bpmcpa.com